Exhibit 21.1

CAMERON INTERNATIONAL CORPORATION -- SUBSIDIARIES & JOINT VENTURES
(Active as of December 31, 2011)

	% Owned		State/Country of
	By	% Owned	Incorporation or
Cameron International Corporation (Delaware) -- Parent - 100	Subsidiary	By CAM	Organization

1 - Cameron Algerie S.á.r.l. 13		100.000%	Algeria
1 - Cameron Al Rushaid Limited Company		50.000%	Saudi Arabia
1 - Cameron Gabon, S.A. (1 share owned by Chairman)		100.000%	Gabon
1 - Cameron/Curtiss-Wright EMD LLC		50.000%	USA (Delaware)
1 - Cameron Offshore Systems Nigeria Limited		100.000%	Nigeria
1 - Cameron Services Middle East LLC (Joint Venture - 51% owned by 3rd party)	25%	24.000%	Oman
1 - Cameron Venezolana, S.A. - (51% owned by Cameron Petroleum Equipment Group, Inc.)		49.000%	Venezuela
1 - Cameron Angola - Prestaçao de Serviços, Limitada 13		100.000%	Angola
1 - Compression Services Company		100.000%	USA (Ohio)
1 - Cooper Cameron Foreign Sales Company Ltd.		100.000%	Barbados
1 - Cameron International Holding Corp.12		88.870%	USA (Nevada)
2 - Pressure Peak for Oil Equipment and Appliances Services and General Trading, Limited Liability Private Company	100%		Iraq
2 - Cameron Lux I SARL9	100%		Luxembourg
3 - Cameron Systems Angola, Ltd.18	49%		Cayman Islands
3 - Cameron Middle East Ltd.	100%		Cayman Islands
4 - Cameron Middle East FZE	100%		United Arab Emirites
3 - Cameron Products Ltd.	100%		Cayman Islands
3 - Cameron Russia Ltd.	100%		Cayman Islands
3 - Cameron Services Russia Ltd.	100%		Cayman Islands
3 - Cameron Cayman Limited19	100%		Cayman Islands
4 - ShanDong Cameron Petroleum Equipment, Ltd.	100%		China
3 - Cameron (Trinidad) Limited	100%		Trinidad and Tobago
3 - Cameron International Malaysia Sdn Bhd (Malaysia residents own 2 shares)	99.99%		Malaysia
3 - Cooper Cameron Libya Limited	50%		Malta
3 - Cameron Lux II SARL	100%		Luxembourg
4 - Cameron Lux III SARL	100%		Luxembourg
5 - Cameron Lux V SARL16	79.760%	20.240%	Luxembourg
6 - Cameron Lux IV SARL	100%		Luxembourg
7 - NATCO Canada, ULC	100%		Canada (Alberta)
6 - Cameron Lux AUD SARL	100%		Luxembourg
6 - Cameron Lux BRL SARL	100%		Luxembourg
6 - Cameron Lux CAD SARL	100%		Luxembourg
6 - Cameron Lux EUR SARL	100%		Luxembourg
6 - Cameron Lux GBP SARL	100%		Luxembourg
6 - Cameron Lux MXN SARL	100%		Luxembourg
6 - Cameron Lux MYR SARL	100%		Luxembourg
6 - Cameron Lux NOK SARL	100%		Luxembourg
6 - Cameron Lux USD SARL	100%		Luxembourg
6 - Cameron APME Holding Pty Ltd14	100%		Australia
7 - Cameron Australasia Pty. Ltd.	100%		Australia
8 - Cooper Cameron Valves Australia Pty. Ltd.	100%		Australia
8 - Geographe Energy Pty Ltd	100%		Australia
7 - Cameron (Singapore) Pte. Ltd.	100%		Singapore
8 - Cameron Systems Shanghai Co., Ltd.	100%		China
8 - Riyan Cameron (B) Sendirian Berhad	85%		Brunei
8 - PT Cameron Systems - (Joint Venture - 8% owned by 3rd party)	92%		Indonesia
8 - Cameron Equipment (Shanghai) Co., Ltd.	100%		China
8 - Cameron Beijing Commercial Co., Ltd.	100%		China
8 - Cooper Cameron Corporation Sdn Bhd	100%		Malaysia
8 - Cameron (Shenzhen) Systems Co., Ltd.	100%		China
8 - Cameron (Gaomi) Systems Co., Ltd.	100%		China
7 - Cameron International Malaysia Systems Sdn Bhd	100%		Malaysia
8 - Cameron Solutions Sdn Bhd	100%		Malaysia
6 - Cameron GmbH	100%		Germany
6 - Cameron Ireland Limited	100%		Ireland
6 - Cameron Systems (Ireland) Limited	100%		Ireland
6 - Cameron Italy Holding S.r.l.	100%		Italy
7 - Cameron Italy S.R.L.	100%		Italy
7 - Cameron Systems S.R.L.	100%		Italy
6 - Cameron Holding (Dutch) B.V.	100%		Netherlands
7 - Cameron Canada Corporation23	100%		Canada (Nova Scotia)
8 - Cameron Lux APME SARL	100%		Luxembourg
7 - Cameron do Brasil Ltda. (1 share owned by Cameron Lux II SARL)	100%		Brazil
8 - On/Off Manufatura e Comércio de Vávulas Ltda.	100%		Brazil
	[1 share owned by Cameron Lux I SARL]
9 - Vescon Equipamentos Industriais Ltda.	100%		Brazil
6 - Cameron Petroleum (UK) Limited	100%		United Kingdom
7 - Cameron France, S.A.S.	100%		France
7 - Cameron Norge Holding AS	100%		Norway
8 - TS-Technology AS	100%		Norway
7 - Cameron Limited	100%		United Kingdom
8 - Cameron Petroleum Investments Limited	100%		United Kingdom
9 - Cameron Manufacturing (India) Private Limited	100%		India
9 - Flow Control-Tati Production Sdn. Bhd.	49%		Malaysia
8 - Cameron Offshore Engineering Limited	100%		United Kingdom
8 - Cameron Pensions Trustee Limited	100%		United Kingdom
8 - D.E.S. Operations Limited	100%		Scotland
9 - DES Operations, Inc.	100%		USA (Texas)
8 - International Valves Limited	100%		United Kingdom
8 - Jiskoot Holdings Limited	100%		United Kingdom
9 - Jiskoot Limited	100%		United Kingdom
8 - Cameron Technologies UK Limited	100%		United Kingdom
8 - Cameron Systems Limited	100%		United Kingdom
9 - KCC Group Limited [in process of liquidation]	100%		United Kingdom
10 - KCC Resources (Jersey) Limited	100%		Jersey
8 - Axsia Group Limited [in process of liquidation]	100%		United Kingdom
9 - Axsia Limited [in process of liquidation]	100%		United Kingdom
9 - Richard Mozley Limited [in process of liquidation]	100%		United Kingdom
8 - Petreco International (Middle East) Limited	100%		United Kingdom
8 - KCC Process Equipment Limited [in process of liquidation]	100%		United Kingdom
8 - RJB Engineering (UK) Limited [in process of liquidation]	100%		United Kingdom
8 - Axsia Howmar Limited	100%		United Kingdom
9 - Fluid Processing (L) Bhd	100%		Labuan
8 - Cameron Products Limited	100%		United Kingdom
9 - Axsia Serck Baker (Nigeria) Limited (50% owned by Axsia Limited)	50%		Nigeria
9 - Fluid Processing Sdn Bhd7	20%		Malaysia
8 - Petreco-KCC Limited [in process of liquidation]	100%		United Kingdom
7 - Cameron International Holding B.V.	100%		Netherlands
8 - Cameron Energy Services B.V.	100%		Netherlands
8 - Cameron B.V.	100%		Netherlands
8 - Cameron Holding (Norway) AS	100%		Norway
9 - Cameron Norge AS	100%		Norway
6 - Cameron Wellhead Services, LLC	100%		USA (Nevada)
7 - Cameron (Malaysia) Sdn Bhd1	49%		Malaysia
8 - Cooper Cameron Valves Singapore Pte. Ltd.	100%		Singapore
7 - Cameron Argentina S.A.I.C. (122,700 shares owned by Cameron Petroleum Equipment Group, Inc. -1%)	100%		Argentina
7 - Cameron de Mexico S.A. de C.V. 13	100%		Mexico
6 - NATCO Luxembourg S.á.r.l.	100%		Luxembourg
7 - Cameron AS	100%		Norway
8 - Cameron Systems AS	100%		Norway
7 - NATCO Al Rushaid Middle East Ltd.6	50%		Saudi Arabia
7 - NATCO Process Systems Pte Ltd.2 (in process of liquidation; estimated to be closed April 22, 2012)	100%		Singapore
6 - Cameron Industries Limited	100%		United Kingdom
7 - Axsia Holdings Limited	100%		United Kingdom
6 - Cameron Poland sp. zo.o.	100%		Poland
5 - Cameron Korea Limited	100%		Korea
5 - Cameron Valves - Trading and Industrial Services, Sociedad Unipessoal LDA	100%		Portugal
6 - Cameron Valves & Measurement West Africa Limited	70%		Nigeria
5 - Cameron Netherlands B.V.	100%		Netherlands
6 - Cameron Egypt LLC (.1% owned by Cameron Lux III SARL)	100%		Egypt
6 - Cameron Euro Automation Center B.V.	100%		Netherlands
6- Caméron România S.R.L.	100%		Romania
6 - Cameron Investment Holding LLC (.1% owned by Cameron Lux III SARL)	100%		Russia
5 - SBS Oilfield Equipment GmbH	100%		Austria
5 - SBS Immobilienentwicklung und -verwertungs GmbH (0.1% owned by Cameron Limited)	100%		Austria
5 - Geographe Energy Singapore Pte Ltd	100%		Singapore
6 - PT Geographe Energy Indonesia	100%		Indonesia
4 - Cameron Ireland Holding Company15	100%		Ireland
1 - Cameron (Holding) Corp.17	73.60%	26.400%	USA (Nevada)
2- Cameron Technologies, Inc.	100%		USA (Delaware)
3 - NuFlo Finance and Royalty Company	100%		USA (Delaware)
3 - Cameron Technologies US, Inc.	100%		USA (Delaware)
2- Newco Valves, LLC11	51%		USA (Texas)
3 - Newmans SRL (80% owned by Barone Aldo)	20%		Italy
3 - Newmans Valves Limited	100%		Canada
4 - Newmans International Ltd.	100%		China (Hong Kong)
5 - Newmans Valve Australia Pty	100%		Australia
5 - Newmans Shanghai Trading Ltd.	100%		China
5 - Newmans (Yancheng) Valve Manufacturing Ltd.20	51%		China
6 - Newmans (Yancheng) Cast Steel Ltd.21	70%		China
5 - Newmans (Yancheng) Ball Valves Ltd.22	26%		China
5 - Newmans (Dalian) Forged Steel Co. Ltd.	50%		China
3 - Precision Actuation Systems LLC	100%		USA (New Jersey)
1 - Sequel Holding, Inc.		100.000%	USA (Delaware)
1 - Cameron Systems de Venezuela, S.A.		100.000%	Venezuela
1 - Cameron Energy Services International, Inc.		100.000%	USA (Ohio)
2 - Canada Tiefbohrgeräte und Maschinenfabrik GmbH 13	100%		Austria
1 - Cameron Petroleum Equipment Group, Inc.		100.000%	USA (Delaware)
1 - NATCO Group Inc.		100.000%	USA (Delaware)
2 - Cameron Resources Inc.	100%		USA (Delaware)
3 - Cameron Solutions Inc.	100%		USA (Delaware)
4 - NATCO do Brasil Industria, Comercio e Servicos de Petróleo e Gás Ltda. (1% owned by NATCO Holdings LLC)	100%		Brazil
4 - Cameron Colombia Ltda (1 share owned by NATCO Holdings LLC)	100%		Colombia
4 - NATCO Holdings LLC	100%		USA (Delaware)
4 - Linco-Electromatic, Inc.	100%		USA (Texas)
4 - Connor Sales Company, Inc.	100%		USA (North Dakota)
4 - NATCO Group de Venezuela, S.A.	100%		Venezuela
4 - Cameron Japan Ltd.3	60%		Japan
4 - Cameron Inc.	100%		USA (Louisiana)
5 - TEST International8	100%		Cayman Islands
5 - TEST Angola - Tecnologia e Serviços Petrolíferos, Lda.4	49%		Angola
5 - TPS (Technical Petroleum Services) Nigeria Limited	100%		Nigeria
5 - Process Analytical Applications, Inc.	100%		USA (Texas)
5 - TEST Saudi Arabia Ltd.10	50%		Saudi Arabia
4 - Petreco-KCC Holding, Inc.	100%		USA (Delaware)
4 - NTG Group de Mexico, S. de R.L. de C.V. (1% owned by NATCO Group Inc.)	100%		Mexico
4 - NTC Technical Services Sdn. Bhd.	100%		Malaysia
1 - Cameron Village LLC		100%	USA (Delaware)
1 - LeTourneau Technologies Drilling Systems, Inc.		100%	USA (Texas)
2 - LeTourneau Technologies Asia Pte. Ltd.	100%		Singapore
2 - LeTourneau Technologies Middle East FZE	100%		United Arab Emirites

1 Local Malaysian law requires that a majority of stock be owned by local residents. Attorney/agents hold 51% of stock on CIC's behalf.
2 Dormant. Created for aborted acquisition.
3 20% owned by Daichi; 20% owned by Modec
4 51% owned by Prodiaman
6 50% owned by Al Rushaid Petroleum Investment Company
7 80% owned by local partner
8 NATCO International payroll company
9 Formerly a Cayman entity; formerly named Cameron Holding (Cayman) Limited
10 50% owned by Abdulla Alsukwaket Trading & Contract
11 49% owned by Argonaut Holdings, LLC (33.24329%), BOKF-CS (Newco Valves), LLC (5.08148%), Steven and Paula Mines 2007 Living Trust (5.39412%), Tulsa-N-Trust (.78111%), Virginia Restovic (2.25%) and Ionel Nechiti (2.25%)
12 8.13% owned by Cameron Energy Services International Inc., 2.62% owned by Cameron Solutions Inc., .38% owned by Cameron Technologies, Inc.
13 1 share owned by Cameron Petroleum Equipment Group, Inc.
14 90% of ordinary shares held by Cameron Lux V SARL; 10% ordinary shares and 100% preference shares held by Cameron Lux APME SARL
15 Cameron Lux II SARL owns 90% and Cameron Lux V SARL owns 10%
16 4.57% by Cameron International Corporation, 4.37% by Cameron Solutions Inc. and 91.06% by Cameron Lux III SARL;
for US tax purposes only 20.24% by Cameron International Corporation, 19.32% by Cameron Solutions Inc. and 60.44% by Cameron Lux III SARL
17 73.6% owned by Cameron International Holding Corp.
18 Joint Venture 51% owned by Mahinda Serviços; in process of changing name to Cameron Systems Angola Ltd.
19 19.9% owned by Cameron Lux V SARL; 80.1% held by Cameron Lux I SARL
20 51% owned by Newmans International Ltd. (Pty B) and 49% owned by Yancheng Shending Valves Co., Ltd (Pty A)
21 30% owned by Newmans International Ltd. and 40% owned by Newmans (Yancheng) Valves Manufacturing Ltd
22 49% owned by Yancheng Fenda Hydraulic Pressure Machinary Co., Ltd. (Pty A) and 25% owned by Yancheng Shending Valves Co., Ltd (Pty B)
23 Natco Canada ULC owns 59,452,742 Class A Preferred Shares